The Mid Cap Equity and International Discovery Funds held a special meeting of shareholders on March 10, 2016, related to the approval of a new management agreement between the Trust and Rainier Investment Management, LLC.??Rainier had reached an agreement with Manning & Napier, Inc. (?Manning & Napier?) that would allow Manning & Napier to acquire a majority interest in Rainier. This transaction would cause the existing management agreement to terminate, because it would be considered a change of control.???

FUND
TOTAL SHARES REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY
% OF SHARES REPRESENTED
SHARES VOTING FOR
SHARES VOTING AGAINST
SHARES VOTING ABSTAIN
Mid Cap Equity
7,229,406.264
54.646%
6,987,155.540
30,915.765
211,334.959
International Discovery
4,575,379.806
59.625%
4,521,940.982
30,920.537
22,518.287

The Large Cap Equity and Small/Mid Cap Equity Funds held a special meeting of shareholders on March 31, 2016, related to the approval of a new management agreement between the Trust and Rainier Investment Management, LLC.? ?????Rainier had reached an agreement with Manning & Napier, Inc. (?Manning & Napier?) that would allow Manning & Napier to acquire a majority interest in Rainier.??? This transaction would cause the existing management agreement to terminate, because it would be considered a change of control.???

FUND
TOTAL SHARES REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY
% OF SHARES REPRESENTED
SHARES VOTING FOR
SHARES VOTING AGAINST
SHARES VOTING ABSTAIN
Large Cap Equity
5,272,073.807
56.128%
4,666,153.796
60,065.618
545,854.393
Small/Mid Cap Equity
9,156,635.028
51.224%
7,543,437.585
187,371.970
252,119.473

The Intermediate Fixed Income Fund held a special meeting of shareholders on April 15, 2016, related to the approval of a new management agreement between the Trust and Rainier Investment Management, LLC.? ?????Rainier had reached an agreement with Manning & Napier, Inc. (?Manning & Napier?) that would allow Manning & Napier to acquire a majority interest in Rainier.??? This transaction would cause the existing management agreement to terminate, because it would be considered a change of control.? In addition, Manning & Napier would become the new Investment Adviser to the Fund. ??

FUND
TOTAL SHARES REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY
% OF SHARES REPRESENTED
SHARES VOTING FOR
SHARES VOTING AGAINST
SHARES VOTING ABSTAIN
Intermediate Fixed Income
3,869,604
78.70%
3,867,578
0
2,026

The High Yield Fund held a special meeting of shareholders on April 15, 2016, related to the reorganization of the Fund into the Angel Oak High Yield Opportunities Fund.

FUND
TOTAL SHARES REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY
% OF SHARES REPRESENTED
SHARES VOTING FOR
SHARES VOTING AGAINST
SHARES VOTING ABSTAIN
High Yield
2,835,801
64.65%
2,835,801
0
0

The Large Cap Growth Equity Fund held a special meeting of shareholders on March 10, 2016, related to the approval of a new management agreement between the Trust and Rainier Investment Management, LLC. Rainier had reached an agreement with Manning & Napier, Inc. (?Manning & Napier?) that would allow Manning & Napier to acquire a majority interest in Rainier. All four shareholders of the Fund voted all of their shares in favor of the proposal. This transaction would cause the existing management agreement to terminate, because it would be considered a change of control.